Exhibit 99.1

Nexvet Reports Financial Results for Second Quarter of Fiscal Year 2015

DUBLIN, Ireland and MELBOURNE, Australia, March 13, 2015 – Veterinary biologic therapy developer Nexvet Biopharma (Nasdaq:NVET) today announced its financial results for the three and six month periods ended December 31, 2014.

Corporate Highlights

•	Commenced a pivotal safety and efficacy study for lead product candidate NV-01, a novel monoclonal antibody (“mAb”) for the control of pain associated with osteoarthritis in dogs.

•	Initiated a double-blinded, placebo-controlled proof-of-concept study in 36 cats for lead product candidate NV-02, a novel mAb for the control of pain associated with degenerative joint disease in cats. This study is on schedule to complete in mid-2015. Subject to the satisfactory completion of this study, Nexvet plans to commence a pivotal safety and efficacy study for NV-02 in the second half of 2015.

•	Entered into a collaboration, supply and distribution agreement, and a specific distribution agreement (“SDA”) for NV-01, with Virbac, a global animal health pharmaceutical company. Pursuant to the agreements, Nexvet appointed Virbac as its sole and executive distributor of NV-01 generally in territories outside the U.S. and Canada. Virbac will provide clinical, regulatory, marketing and sales input via a joint steering committee. Virbac will have the first option right to negotiate SDAs for future Nexvet products. Nexvet retains sole distribution rights within the U.S. and Canada and Virbac must pay to Nexvet specified milestone payments, as well as fees based on Virbac’s net sales of Nexvet products.

“Our recent IPO provides the capital to continue the expansion of operations and deliver on key product development milestones. We are committed to commercializing our portfolio of biologic products, which we believe, with their favorable safety and compliance profiles, will be highly desirable alternatives for the growing global companion animal therapeutics market,” commented Dr. Mark Heffernan, chief executive officer of Nexvet.

Second Quarter 2015 Financial Results

As of December 31, 2014, Nexvet had cash of $21.7 million.

For the three months ended December 31, 2014, Nexvet reported a net loss of $2.4 million, compared to $1.0 million for the three months ended December 31, 2013. Net loss per share attributable to ordinary shareholders (basic and diluted) for the three months ended December 31, 2014 was $2.01, compared to $0.99 for the three months ended December 31, 2013.

The net loss of $2.4 million for the three months ended December 31, 2014 included operating expenses of $4.7 million, reflecting $2.2 million in research and development expenses and $2.4 million in general and administrative expenses. Other income comprised $2.3 million, principally research and development incentive income of $0.9 million and an exchange gain of $1.3 million.

The net loss of $1.0 million for the three months ended December 31, 2013 included operating expenses of $1.7 million, reflecting $0.8 million in research and development expenses and $0.9 million in general and administrative expenses. Other income comprised $0.7 million, principally research and development incentive income of $0.3 million and government grant income of $0.3 million.

For the six months ended December 31, 2014, Nexvet reported a net loss of $4.7 million, compared to $2.0 million for the six months ended December 31, 2013. Net loss per share attributable to ordinary shareholders (basic and diluted) for the six months ended December 31, 2014 was $4.14, compared to $2.01 for the six months ended December 31, 2013.

The net loss of $4.7 million for the six months ended December 31, 2014 included operating expenses of $10.0 million, reflecting $4.8 million in research and development expenses and $5.3 million in general and administrative expenses. Other income comprised $5.3 million, principally research and development incentive income of $1.7 million, an exchange gain of $3.3 million and government grant income of $0.3 million.

The net loss of $2.0 million for the six months ended December 31, 2013 included operating expenses of $3.5 million, reflecting $2.0 million in research and development expenses and $1.5 million in general and administrative expenses. Other income comprised $1.5 million, principally research and development incentive income of $0.8 million and government grant income of $0.7 million.

The increased operating expenses for both the three and six month periods ended December 31, 2014, compared to the corresponding periods in 2013, primarily related to increased program development costs associated with the commencement of our pivotal safety and efficacy study for NV-01 and with continued proof-of-concept studies for NV-02 and NV-08, increased consulting, accounting and legal fees associated with our initial public offering, and increased expenses associated with building our team and supporting the growth in our operations.

Recent Developments

In February 2015, Nexvet closed its initial public offering (IPO) on the Nasdaq Global Market, in which the Company sold 4.0 million shares at a price to the public of $10.00 per share. In March 2015, the underwriters partially exercised their over-allotment option and purchased an additional 176,903 ordinary shares. This resulted in aggregate gross IPO proceeds of $41.8 million before deducting the underwriting discount and estimated offering expenses.

In March 2015, the Company received the results of a sample size reassessment for its ongoing NV-01 pivotal safety and efficacy study. The results indicated that, in order to have a high probability of a statistically significant endpoint at the day 28 primary assessment, it will be necessary to increase the current size of the study. The results also indicated that placebo was not superior to NV-01 with regard to treatment success and that it was not necessary to increase the number of NV-01 treated dogs to potentially over 1,000 participants. The Company is meeting with regulatory authorities to discuss the results of the sample size reassessment. At this juncture, Nexvet is evaluating the optimal size for the study while continuing to recruit dogs for the study as planned. The Company is assessing the impact of time, cost, and related logistical issues regarding the feasibility of substantially increasing the number of dogs in the current study, and/or initiating additional studies. The study remains fully blinded, which means the results and data generated to this point are not available for review. Nexvet plans to complete the study without un-blinding it, which avoids compromising the data such that it may be used in the future for U.S. and European regulatory purposes.

About Nexvet (www.nexvet.com)

Nexvet is a clinical-stage biopharmaceutical company focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s proprietary PETization™ platform is designed to rapidly create monoclonal antibodies (“mAbs”) that are recognized as “self” or “native” by an animal’s immune system, a property Nexvet refers to as “100% species-specificity.” Nexvet’s product candidates also build upon the safety and efficacy data from clinically tested human therapies, thereby reducing clinical risk and development cost.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share amounts)

	December 31,	June 30,
	2014	2014
Assets
Current assets
Cash	$21,665	$30,041
Other income receivable	1,560	2,404
Prepaid expenses and other	1,692	643

Total current assets	24,917	33,088

Property, plant and equipment, net	565	514
Intangible assets, net	1	2

Total assets	$25,483	$33,604

Liabilities, Convertible Preference Shares and Shareholders’ Equity (Deficit)
Current liabilities
Accounts payable	$661	$870
Accrued expenses	2,182	2,299
Lease incentive liability	25	28

Total current liabilities	2,868	3,197

Lease incentive liability	77	103
Warrants	—	5,435

Total noncurrent liabilities	77	5,538

Total liabilities	$2,945	$8,735

Commitments and contingencies (Note 11)
Convertible preference shares
SIRPS, $0.125 nominal value per share, 4,000,000 shares authorized— zero and 1,737,132 shares issued and outstanding as of December 31, 2014 and June 30, 2014, respectively	$—	$8,177
Series B, $0.125 nominal value per share, 8,000,000 shares authorized—zero and 4,200,006 shares issued and outstanding as of December 31, 2014 and June 30, 2014, respectively	—	25,649

Total convertible preference shares	$—	$33,826

Shareholders’ equity (deficit)
Ordinary shares, $0.125 nominal value per share, 20,000,000 shares authorized—1,232,702 and 1,268,810 shares issued and outstanding as of December 31, 2014 and June 30, 2014, respectively	$154	$126
Euro deferred shares, €100 nominal value per share, 400 shares authorized—400 and zero shares issued and outstanding as of December 31, 2014 and June 30, 2014, respectively	13	—
Convertible preference shares
SIRPS, $0.125 nominal value per share, 4,000,000 shares authorized—1,737,144 and zero shares issued and outstanding as of December 31, 2014 and June 30, 2014, respectively	8,177	—
Series B, $0.125 nominal value per share, 8,000,000 shares authorized—4,200,016 and zero shares issued and outstanding as of December 31, 2014 and June 30, 2014, respectively	25,649	—
Additional paid-in capital	8,298	2,342
Accumulated other comprehensive (loss) income	(3,245)	373
Accumulated deficit	(16,508)	(11,798)

Total shareholders’ equity (deficit)	22,538	(8,957)

Total liabilities, convertible preference shares and shareholders’ equity (deficit)	$25,483	$33,604

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
Other	$—	$—	$25	$

Total revenue	—	—	25
Operating Expenses
Research and development	2,226	780	4,765		2,020
General and administrative	2,440	884	5,258		1,452

Total operating expenses	4,666	1,664	10,023		3,472

Loss from operations	(4,666)	(1,664)	(9,998)		(3,472)
Other Income (Expense)
Research and development incentive income	941	314	1,682		817
Government grant income	22	348	319		666
Exchange gain (loss)	1,270	(9)	3,254		(39)
Interest income	20	18	33		19

Net loss	$(2,413)	$(993)	$(4,710)		$(2,009)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(2.01)	$(0.99)	$(4.14)		$(2.01)

Weighted-average ordinary shares outstanding, basic and diluted	1,198,828	1,000,000	1,138,520		1,000,000

Comprehensive Loss
Net loss	$(2,413)	$(993)	$(4,710)		$(2,009)
Net change in foreign currency translation adjustments	(1,477)	(127)	(3,618)		78

Total comprehensive loss	$(3,890)	$(1,120)	$(8,328)		$(1,931)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements consist of all statements other than statements of historical fact, including, statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Factors that could cause actual results to differ materially from our expectations expressed in this report include those summarized under Risk Factors in our reports on Forms 10-Q and 10-K and the other documents we file from time to time with the Securities and Exchange Commission. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we do not intend, and undertake no obligation, to revise or update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Further information

Investors	Media
Candice Knoll	Lynn Granito
Blueprint Life Science Group	Berry & Co. Public Relations
+1 415-375-3340 Ext. 105	+1 212-253-8881
cknoll@bplifescience.com	lgranito@berrypr.com

Company

Damian Lismore

CFO, Nexvet Biopharma plc

+61 417 351 272

damian.lismore@nexvet.com